Exhibit 10.2

                        RECKSON ASSOCIATES REALTY CORP.
                           LONG-TERM INCENTIVE PLAN
                            OP UNIT AWARD AGREEMENT


Name of Grantee:  _____________________ ("Grantee")
No. of LTIP OP Units:  ________________________
Date of Grant:  _______________
Final Acceptance Date:  _______________


                                   RECITALS
                                   --------

       A. The Grantee is an executive officer of Reckson Associates Realty Corp. (the "Company") or one of its Affiliates.

       B. Effective as of March 13, 2003, the Company's Board of Directors adopted a long-term incentive plan ("LTIP") designed to provide the Company's Executive Officers and certain other key senior employees with their incentive compensation through March 2007.

       C. The Grantee was selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive an award under the LTIP and effective as of March 13, 2003, received a grant of _____ shares, of common stock ($0.01 par value per share) of the Company (the "Common Stock") as a core annual long-term incentive award (the "Core Award").

       D. Of the Core Award, __________ restricted shares of Common Stock have vested (the "Vested Core Award") and _________ restricted shares of Common Stock remain unvested (the "Unvested Core Award".)

       E. The Company's Board of Directors has caused the Company's subsidiary Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), to adopt a long-term incentive plan (the "OP LTIP") pursuant to which the Grantee is eligible to rescind his or her Unvested Core Award in exchange for a new grant (the "Substitute OP Award") under the OP LTIP pursuant to the Agreement of Limited Partnership of the Partnership, dated as of June 2, 1995, as amended through the date hereof (the "Partnership Agreement"), in the form of a Partnership Interest (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth herein and in the Amendment to the Partnership Agreement attached hereto as Annex A (the "ALP Amendment"), such Partnership Interest to be expressed as a number of Partnership Units (as defined in the Partnership Agreement) which shall be referred to as Long-Term Incentive Units ("LTIP OP Units"). Upon acceptance of this Long-Term Incentive Plan OP Unit Award Agreement (the "Agreement"), the Grantee shall receive the number of LTIP OP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement.

            NOW, THEREFORE, the Company hereby grants to the Grantee, effective as of the Date of Grant specified above, the number of LTIP OP Units listed above subject to the terms and conditions of this Agreement.

      1.    Acceptance:

            (a) The Grantee shall have no rights with respect to this Agreement and this Agreement shall be revocable by the Grantee until he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement, (ii) signing and delivering an amendment to the Grantee's Amended and Restated Long-Term Incentive Award Agreement with respect to the recission of his or her Unvested Core Award (attached hereto as Annex B), and (iii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex C). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP OP Units so accepted and the Partnership shall deliver to the Grantee a certificate of the Company certifying the number of LTIP OP Units then issued to the Grantee. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP OP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

            (b) The LTIP OP Units will not be granted under the Company's 2002 Stock Option Plan (the "Plan") and the OP has been established as an incentive program of the Partnership. Accordingly, the Grantee must be eligible to receive the Substitute OP Award in compliance with applicable Federal and state securities laws and to that effect is required to complete, execute and deliver certain Covenants, Representations and Warranties (attached as Annex D). However, the Committee may, in its sole and absolute discretion, seek to have the OP LTIP become part of the Plan at a future time, whereby the Substitute OP Award would become an award under the Plan, the LTIP OP Units will be made convertible into Class A common operating partnership units of the Partnership ("OPU") and the terms and conditions set forth in the ALP Amendment under the heading "Right to Convert LTIP Units into Common Units" will become operative. The Grantee acknowledges that if Committee elects, in its sole discretion, to cause the LTIP OP Units to become convertible into OPU, the terms of the LTIP OP Units will change as provided in the ALP Amendment and the Grantee will have no right to approve or disapprove such change. In this regard, the Company agrees that (i) the shares of the Company's Common Stock previously granted to the Grantee pursuant to the Unvested Core Award shall be reserved under the Plan in connection with the possible activation of the OP Conversion Feature of the LTIP OP Units, and
(ii) such shares shall not be available for other awards under the Plan.

      2.    Restrictions and Conditions:

            (a) The records of the Partnership evidencing the LTIP OP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to


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


the effect that such LTIP OP Units are subject to restrictions as set forth herein, in the ALP Amendment and in the Partnership Agreement.

            (b) None of the LTIP OP Units awarded to the Grantee hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law, or redeemed in accordance with the Partnership Agreement or the ALP Amendment (a) prior to vesting, (b) for a period of two (2) years beginning on Date of Grant specified above other than in connection with a Change-in-Control, or (c) unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Securities
Act), and such disposition is in accordance with the applicable terms and conditions of the Partnership Agreement and the ALP Amendment. In connection with any transfer of LTIP OP Units, the Company may require the transferor to provide at the Grantee's own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of LTIP OP Units not in accordance with the terms and conditions of this Section 2(b) shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP OP Units as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any LTIP OP Units.

            (c) Except as otherwise provided in Section 3 hereof or elsewhere herein, if the Grantee's employment with the Company or its Affiliates is voluntarily or involuntarily terminated for any reason prior to vesting of the LTIP Units granted herein, the Grantee shall forfeit all LTIP Units that are not vested as of the date of such termination of employment.

      3. Vesting of the LTIP OP Units: The LTIP OP Units generally will become vested as follows:

            (a) 8.333% of the LTIP OP Units will become cumulatively vested on each of the first three anniversaries of the Date of Grant (each such anniversary hereinafter referred to as an "Annual Vesting Date"); in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date.

            (b) 25.0% of the LTIP OP Units will become cumulatively vested on each of the Annual Vesting Dates; in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date; and provided, further, that any LTIP OP Units which otherwise would become vested on such Annual Vesting Date will not become so vested unless the Company has achieved, with regard to each Annual Vesting Date, during the last calendar year completed immediately preceding the applicable Annual Vesting Date, a total return to shareholders (including all Common Stock dividends and stock appreciation) based on the respective Annual Core Base Price that either (i) is at or above the 50th percentile of the total return to shareholders achieved by members of the Peer Group during the same period, or (ii) subject to the provisions of Section 3(f), equals a total return of at least 9% per annum. If the vesting performance requirement is not satisfied for a given annual period other than the calendar year immediately preceding the third Annual Vesting Date, the LTIP OP


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


Units from such year or years will not be forfeited and will become vested on any subsequent Annual Vesting Date on which the vesting performance requirement applicable to such LTIP OP Units is satisfied on a cumulative and compounded basis as measured for an extended performance period beginning with the annual period for which the vesting performance requirement was not satisfied through the calendar year ended immediately preceding the relevant Annual Vesting Date. If necessary, this cumulative and compounded method of satisfying the vesting performance requirement will continue to be applied on a look-back basis on each calendar year end until the end of the three-year vesting performance period (i.e., through the end of the calendar year immediately preceding the third Annual Vesting Date) at which time any LTIP OP Units subject to vesting under this Section 3(b) that have not become vested shall become vested if at such date the vesting performance requirement is satisfied on a cumulative and compounded basis for an extended performance period commencing on March 13, 2003 and measured through the calendar year ended immediately preceding the third Annual Vesting Date based upon the Initial Core Base Price. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the VWAP for the last ten trading days of the Company's Common Stock and the common stock of the members of the Peer Group at the applicable calendar year end, and (ii) the per annum percentage performance of the Company will be determined using the VWAP for the last ten trading days for the period ending at the applicable calendar year end.

            (c) Notwithstanding the foregoing, if a Change-in-Control occurs prior to the third Annual Vesting Date and the Grantee remains in continuous employment with the Company or any of its Affiliates until such occurrence, all non-vested LTIP OP Units will thereupon become fully vested provided that, if (i) a Change-in-Control shall occur and (a) the Company continues in existence as a public company or (b) another company is the successor to the Company in a transaction whereby holders of Common Stock receive common stock of the successor company (or a combination of common stock and cash) and such successor company expressly assumes the obligations of the Company as the general partner of the Partnership, and (ii) a Change-in-Control occurs and
(a) the Partnership continues in existence as the operating partnership of the Company (in the event described in clause (i)(a) above) or (b) another limited partnership, limited liability company or similar entity is the successor to the Partnership in a transaction whereby holders of OPU and LTIP OP Units receive equity interests in such successor entity having substantially identical rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as the OPU and LTIP OP Units, respectively, and expressly assumes the obligations under this Agreement, and (iii) the Grantee continues employment with the Company or such successor company or their Affiliates, as the case may be, and a Force Out does not occur, then no vesting shall occur under this Section 3(c) as a result of such Change-in-Control, but this Agreement and the awards hereunder shall continue in effect on the terms hereof, subject to the adjustment of the Annual Core Base Price as may be appropriate pursuant to
Section 7 hereof. Notwithstanding the foregoing, if a Change-in-Control occurs, subsequent to the calendar year end immediately preceding the third Annual Vesting Date and prior to the third Annual Vesting Date, it shall have no effect upon the vesting (or not) of the LTIP OP Units (i.e., if the vesting performance requirements of Section 3(b) were satisfied at the calendar year end immediately preceding the third Annual Vesting Date


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


any unvested LTIP OP Units shall vest upon such Change-in-Control and, if such vesting performance requirements were not satisfied then any remaining LTIP OP Units shall not vest.)

            (d) Notwithstanding the foregoing, if the Grantee's employment with the Company and all Affiliates is terminated prior to the third Annual Vesting Date by reason of the Grantee's death or Disability, by the Grantee for Good Reason, or by the Company or any Affiliate for any reason other than Cause or transfer to another Affiliate, all non-vested LTIP OP Units will thereupon become fully vested. If the Grantee's employment with the Company and all Affiliates is terminated prior to the third Annual Vesting Date for any other reason, any LTIP OP Units that have not yet become vested will thereupon be forfeited.

            (e) Notwithstanding the foregoing, if the Grantee remains in continuous employment with the Company or any of its Affiliates until an applicable Annual Vesting Date but the vesting performance requirement is not satisfied for the calendar year end immediately preceding such date (or any extended performance period as contemplated in Section 3(b) above), and if the Committee determines that it nevertheless would be consistent with the spirit and intent of this Agreement to vest some or all of the LTIP OP Units that otherwise would have become vested on that Annual Vesting Date, then the Committee, in its sole and absolute discretion, may elect to vest some or all of such LTIP OP Units.

            (f) Notwithstanding the foregoing, in the event that (i) the LTIP OP Units would become vested as a result of the Company achieving a total return of at least 9% per annum in accordance with the terms of Section 3(b),
(ii) the appreciation in the share price of the Common Stock alone has not resulted in the Company achieving such a 9% per annum total return (i.e., without taking into account any dividends paid to holders of Common Stock), and (iii) the Company's Dividend Payout Ratio with regard to its Cash Available for Distribution exceeds 100% for any relevant annual period or periods, the Committee may, in its sole discretion, review whether it is appropriate for the LTIP OP Units to vest for such period or periods, and may determine that the LTIP OP Units shall not vest, in whole or in part, based upon such facts as it deems appropriate including, but not limited to, the effect on the Dividend Payout Ratio of rent concessions, tenant improvements, capital expenditures by the Company and similar matters that represent uses of operating cash flow for the purpose of generating incremental cash flow or other returns for the Company.

      4. Distributions. Distributions on the LTIP OP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement.

      5. Adjustment. The Committee will make or provide for such adjustments in the number of LTIP OP Units and the vesting performance requirements applicable to LTIP OP Units, as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the rights of the Grantee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or similar change in the capital structure of the Company or similar events with respect to the partnership interests in the Partnership or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants


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


or other rights to purchase securities or any other transaction or event having an effect similar to any of the foregoing.

      6. Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP OP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

      7.    Investment Representation; Registration.

            (a) The Grantee hereby makes the covenants, representations and warranties and set forth on Annex D attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Annex D were false when made or have, as a result of changes in circumstances, become false.

            (b) The Partnership may make a notation in its records and/or affix a legend to the certificates (if any) representing the LTIP OP Units issued pursuant to this Agreement to the effect that such units have not been registered under the Securities Act of 1933 (the "Securities Act") and may only be sold or transferred upon registration or pursuant to an exemption therefrom.

            (c) The Partnership will have no obligation to register under the Securities Act any LTIP OP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP OP Units.

      8. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

      9. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

      10. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

      11. Amendment. The Grantee acknowledges that this Agreement may be amended or canceled by the Partnership for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee's rights under this Agreement without the Grantee's written consent.


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



      12. No Obligation to Continue Employment. Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue the Grantee in employment and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee at any time.

      13. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

      14. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to Federal Insurance Contributions Act withholding with respect to any award under this Agreement, such Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

      15. Successors and Assigns. This Agreement shall be binding upon the Partnership's successors and assigns, whether or not this Agreement is expressly assumed.

      16.   Certain Definitions.

            (a) "Affiliate" means any person or entity that, at the time of reference, is controlled by, controlling of or under common control with the Company.

            (b) "Annual Core Base Price" means with regard to each calendar year that is used to measure whether LTIP OP Units shall vest pursuant to
Section 3(b), the VWAP for the Common Stock of the Company for the last 10 trading days of the calendar year immediately preceding such calendar year.

            (c) "Cash Available for Distribution" means the Company's cash available for distribution to holders of the Company's Common Stock on an "as committed" basis as announced by the Company for the relevant period.

            (d) "Cause" means a finding by the Company's Board of Directors that the Grantee has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or any Affiliate; (ii) defaulted in the performance of his material duties to the Company or any Affiliate and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or any Affiliate, which act has had a material and adverse impact on the financial affairs of the Company or such Affiliate; or
(iv) been convicted of a felony or committed a material act of common law fraud against the Company, any Affiliate or any of


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their employees and such act or conviction has had, or the Company's Board of
Directors reasonably determines will have, a material adverse effect on the interests of the Company or such Affiliate; provided, however, that a finding of Cause will not become effective unless and until the Board of Directors provides the Grantee notice that it is considering making such finding and a reasonable opportunity to be heard by the Board of Directors.

            (e) A "Change-in-Control" will be deemed to have occurred if following the Date of Grant:

                  (i) any Person, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities"), (B) the combined voting power of the Company's then outstanding Voting Securities and any securities convertible into Voting Securities, or (C) the then outstanding shares of all classes of stock of the Company; or

                  (ii) individuals who, as of the effective date of this Agreement, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall, for purposes of this Agreement, be considered an Incumbent Director; or

                  (iii) consummation of (1) any consolidation or merger of the
            Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, but based solely on their prior ownership of shares of the Company, shares representing in the aggregate more than 60% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or


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


                  (iv) stockholder approval of any plan or proposal for the liquidation or dissolution of the Company.

                  Notwithstanding the foregoing, a "Change-in-Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) (A) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change-in-Control" shall be deemed to have occurred for purposes of the foregoing clause (i), and (B) solely as a result of the direct or indirect acquisition of beneficial ownership of Voting Securities by any executive officers of the Company on the date hereof and/or the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries if the Grantee is one of the executive officers participating in such acquisition.

            (f) "Disability" means that the Grantee has been unable to efficiently perform his duties to the Company and all Affiliates because of any physical or mental injury or illness until the earlier of such time when
(i) the period of injury or illness (whether or not the same injury or illness) exceeds 180 consecutive days or (ii) the Grantee becomes eligible to receive benefits under a comprehensive disability insurance policy maintained or sponsored by the Company.

            (g) "Dividend Payout Ratio" means the quotient, expressed as a percentage, derived by dividing the aggregate dividends paid on shares of the Company's Common Stock during a relevant period by the Cash Available for Distribution for such period.

            (h) "Employment Agreement" means the Amendment and Restatement of Employment and Noncompetition Agreement, dated as of August 15, 2000, between Grantee and the Company.

            (i)   "Force Out" means

                  (i) a change in duties, responsibilities, status or positions with the Company or successor company, which, in Grantee's reasonable judgment, does not represent a promotion from or maintaining of Grantee's duties, responsibilities, status or positions as in effect immediately prior to the Change-in-Control, or any removal of Grantee from or any failure to reappoint or reelect Grantee to such positions, except in


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


      connection with the termination of Grantee's employment for Cause, disability, retirement or death;

                  (ii) a reduction by the Company or such successor company in Grantee's Base Salary as in effect immediately prior to the Change-in-Control;

                 (iii) the failure by the Company or such successor company to provide and credit Grantee with the number of paid vacation days to which Grantee is then entitled in accordance with the Company or such successor company's normal vacation policies as in effect immediately prior to the Change-in-Control;

                 (iv) the Company or such successor company requiring Grantee to be based in an office located beyond a reasonable commuting distance from Grantee's residence immediately prior to the Change-in-Control, except for required travel relating to the Company or such successor company's business to an extent substantially consistent with the business travel obligations which Grantee undertook on behalf of the Company or such successor company prior to the Change-in-Control;

                  (v) the failure by the Company or such successor company to obtain from any successor to the Company or such successor company an agreement to be bound by this Agreement and the Employment Agreement;

                  (vi) any refusal by the Company or such successor company to continue to allow Grantee to attend to matters or engage in activities not directly related to the business of the Company or such successor company which, prior to the Change-in-Control, Grantee was permitted by the Company or such successor company's Boards of Directors to attend to or engage in; or

                  (vii) the failure by the Company or such successor company to continue in effect any of the benefit plans, programs or arrangements in which Grantee is participating at the time of the Change-in-Control of the Company or such successor company (unless Grantee is permitted to participate in any substitute benefit plan, program or arrangement with substantially the same terms and to the same extent and with the same rights as Grantee had with respect to the benefit plan, program or arrangement that is discontinued) other than as a result of the normal expiration of any such benefit plan, program or arrangement in accordance with its terms as in effect at the time of the Change-in-Control, or the taking of any action, or the failure to act, by the Company or such successor company which would adversely affect Grantee's continued participation in any of such benefit plans, programs or arrangements on at least as favorable a basis to Grantee as is the case on the date of the Change-in-Control or which would materially reduce Grantee's benefits in the future under any of such benefit plans, programs or arrangements or deprive Grantee of any material benefits enjoyed by Grantee at the time of the Change-in-Control.


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


            (j) "Good Reason" means the occurrence of any of the following events or conditions, which event or condition is not corrected by the Company within 30 days of written notice from the Grantee: (i) any failure of the Board of Directors of the Company to elect the Grantee to offices with the same or substantially the same duties and responsibilities as in effect on the Date of Grant, (ii) any material failure by the Company or any Affiliate to timely pay or provide to the Grantee any compensation or benefits required to be paid or provided under the terms of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, (iii) any material breach by the Company or any Affiliate of any other provision of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, and (iv) any failure by the Company or any Affiliate to timely offer to renew (and to hold such offer to renew open for acceptance for a reasonable period of time) on substantially identical terms until at least the fourth anniversary of the Date of Grant any employment agreement in effect on the Date of Grant between the Grantee and the Company or such Affiliate.

            (k) "Initial Core Base Price" means $18 per share of the Common Stock of the Company, the closing price on the New York Stock Exchange on March 13, 2003.

            (l) "Peer Group" means the business entities set forth on Exhibit A to this Agreement, and any successors to the businesses or assets of such entities as determined by the Committee in its sole and absolute discretion. If an entity listed on such Exhibit ceases to exist during the term of this Agreement and the Committee determines that there is no successor to the business or assets of such entity, then such entity will cease to be treated as a member of the Peer Group to the extent and for the periods determined by the Committee in its sole and absolute discretion.

            (m) "Person" has the meaning used in Sections 13(d) and 14(d) of the Exchange Act.

            (n) "VWAP" means the volume weighted average closing price per share of a security on the primary exchange or other quotation system on which the security is traded.

                           [signature page follows]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the _____ day of __________, 2004.

                                    RECKSON ASSOCIATES REALTY CORP.



                                    By:
                                         -------------------------------
                                          Name:
                                          Title:


                                    RECKSON OPERATING PARTNERSHIP, L.P.



                                    By:
                                         -------------------------------
                                          Name:
                                          Title:




                                    ------------------------------------
                                    The Grantee
                                    Name:

                       Exhibit A - Peer Group Companies
                       --------------------------------



                        American Financial Realty Trust
                           Arden Realty Group, Inc.
                            Boston Properties, Inc.
                            Brandywine Realty Trust
                        CarrAmerica Realty Corporation
                      Crescent Real Estate Equities, Inc.
                        Equity Office Properties Trust
                         Mack-Cali Realty Corporation
                            Maguire Properties Inc.
                           Prentiss Properties Trust
                          SL Green Realty Corporation
                            Trizec Properties Inc.
                             Vornado Realty Trust